EXHIBIT 10.16



                               STATE OF COLORADO

                   UNIFORM COMMERCIAL CODE SECURITY AGREEMENT

Debtor:

Name:     See Exbibit 1 attached hereto and incorporated herein

Address:
         Residence:
                   -------------------------------------------------------------
                            No.              Street         City        State

          Business:
                   -------------------------------------------------------------
                            No.              Street         City        State

Secured Party:

Name:    Michael Humecki

Address:      24 North Seventh Street, Colorado Springs, CO 80905
              ------------------------------------------------------------------
                            No.              Street       City          State

Debtor, for consideration, hereby grants to Secured Party a security interest in the following property and any and all additions, accessions and substitutions thereto or therefor (hereinafter called the "COLLATERAL"):

             See Exhibit 2 attached hereto and made a part hereof.


           (including late charges, interest, fees and costs, if any)

To secure payment of the indebtedness evidenced by that certain promissory note of even date herewith, payable to the Secured Party, or order, as follows:

             See Exhibit 3 attached hereto and made a part hereof.


DEBTOR EXPRESSLY WARRANTS AND COVENANTS:

     1. That except for the security interest granted hereby Debtor is. or to the extent that this agreement stares that the Collateral is to be acquired after the date hereof, will be, the owner of the Collateral free from any adverse lien, security interest or encumbrances: and that Debtor will defend the Collateral against all claims and demands of all persons at anytime claiming the same or any interest therein.

     2. The Collateral is used or bought primarily for:

     [ ] Personal, family or household purposes:

     [ ] Use in farming operations;

     [X] Use in business.


     3. That Debtors business as stated on Exhibit 1 and the Collateral will be kept at such business stated on Exhibit 1 and no other place, except to the extent otherwise required through ordinary business operations, such as leasing of the Equipment.

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            No. and Street             City           County            State

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     5. Promptly to notify Secured Party of any change in the location of the
Collateral.

     6. To pay all taxes and assessments of every nature which may be levied or assessed against the Collateral.

     7. Not to permit or allow any adverse lien, security interest or encumbrance whatsoever upon the Collateral arising subsequent to the effective date hereof and not to permit the same to be attached or replevined.

     8. That the Collateral is in good condition. and that it wil1, at its own expense, keep the same in good condition and date from time to time, forthwith, replace and repair all such parts of the Collateral as may be broken, worn out, or damaged without allowing any lien to be created upon the Collateral on account of such replacement or repairs. and that the Secured Party may examine and inspect the Collateral at any time, wherever located.

     9. That it wi11 not use the Collateral in violation of any applicable statutes, regulations or ordinances.

     10. The Debtor will keep the Collateral at all times insured against risks of loss or damage by fire (including so-called extended coverage), theft and such other casualties as the Secured Party may reasonably require, including collision in the case of any motor vehicle, all in such amounts, under such forms of policies, upon such terms, for such periods, and written by such companies or underwriters as the Secured Party may approve, losses in all cases to be payable to the Secured Party and the Debtor as their interest may appear. All policies of insurance shall provide for at least ten days prior written notice of cancellation to the Secured Party; and the Debtor shall furnish the Secured Party with certificates of such insurance or other evidence satisfactory to the Secured Party as to compliance with the provisions of this paragraph. The Secured Party may act as attorney for the Debtor in making, adjusting and settling claims under or cancelling such insurance and endorsing the Debtors name on any drafts drawn by insurers of the Collateral.

     UNTIL DEFAULT Debtor may have possession of the Collateral and use it in any lawful manner, and upon default Secured Party shall have the immediate right to the possession of the Collateral.

     DEBTOR SHALL BE IN DEFAULT under this agreement upon the happening of any of the following events or conditions:

     (a) default in the payment or performance of any obligation, covenant or liability contained or referred to herein or in any note evidencing the same:

     (b) the making or furnishing of any warranty, representation or statement to Secured Party by or on behalf of Debtor which proves to have been false in any material respect when made or furnished;

     (c) loss, theft, damage. destruction, sale or encumbrance to or of any of the Collateral, or the making of any levy seizure or attachment thereof or thereon:

     (d) death, dissolution, termination or existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws of, by or against Debtor or any guarantor or surety for Debtor.

     UPON SUCH DEFAULT and at any time thereafter, or if be deems himself insecure, Secured Party may declare all Obligations secured hereby immediately due and payable and shall have the remedies of a secured party under Article 9 of the Colorado Uniform Commercial Code. Secured Party may require Debtor to assemble the Collateral and deliver or make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Expenses of retaking, holding, preparing for sale, selling or the like shall include Secured Party's reasonable attorneys fees and legal expenses.

     No waiver by Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion. The taking of this security agreement shall not waive or impair any other security said Secured Party may have or hereafter acquire for the payment of the above indebtedness, nor shall the taking of any such additional security waive or impair this security agreement; but said Secured Party may resort to any security he may have in the order he may deem proper, and notwithstanding any collateral security. Secured Party shall retain his rights of set-off against Debtor.

     All rights of Secured Party hereunder shall inure to the benefit of his successors and assigns; and all promises and duties of Debtor shall bind its heirs, executors or administrators or its successors or assigns. If there be more than one Debtor, their liabilities hereunder shall be joint and several.

     Date this 10th day of May, 2001, but effective as of May 1,2001.


Debtor:  Ten Stix, Inc.                     Secured Party:*


By:  /s/  Thomas E. Sawyer
     ---------------------------------      ------------------------------------
     Name:   Thomas E. Sawyer
     Title:  President

     ---------------------------------      ------------------------------------

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                        Exhibit 1 to Security Agreement
              dated May 10, 2001, but effective as of May 1, 2001,
            by and between Debtor and Michael Humecki, Secured Party


The Debtor under this Security Agreement is:

     Ten Stix, Inc., a Colorado corporation

     Debtors business address is P.O. Box 699, Idaho Springs, CO 80452.

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                        Exhibit 2 to Security Agreement
              dated May 10, 2001, but effective as of May 1, 2001,
            by and between Debtor and Michael Humecki, Secured Party

COLLATERAL shall mean and include:

     1. All items of personal property located at, within or upon the property identified herein as Debtors business address which property was acquired by Debtor from Summit International Group, Inc. pursuant to an Asset Purchase Agreement, attached hereto as Schedule 1 (the Property).

     2. All Deposit Accounts relating to the Property, as defined below.

     3. All Receivables relating to the Property, as defined below.

     4. All Inventory relating to the Property, as defined below.

     5. All Equipment relating to the Property, as defined below.

     6. All documents and instruments (whether negotiable or nonnegotiable), chattel paper, checks (of any nature), drafts, notes, acceptances, certificates of deposit, trust receipts, and any other writings evidencing a right to the payment of money, and all cash and currency, now or hereafter owned by Debtor, whether or not in the possession of Debtor (collectively, Instruments) relating to the Property.

     7. All certificates of title, documents of title, certificates and policies of insurance, fidelity bonds, now or hereafter owned by Debtor, whether or not in the possession of the Debtor relating to the Property.

     8. All trademarks, trade names, service marks, registration marks, logos, patents, and the like now or hereafter owned by Debtor relating to the Property.

     9. With respect to the Property (i) all of the Debtors rights as a consignee or an unpaid vendor; (ii) all additional amounts due to the Debtor from any person, irrespective of whether such additional amounts have been specifically assigned to the Secured Party; and (iii) all of the Debtors right, title and interest in other property, including warranty claims, relating to any goods whatsoever securing the Security Agreement.

     10. All of the Debtors ledger sheets, tiles, records, books of account, business papers, documents and records (including, without limitation, computer programs, source codes, object codes, tapes and related electronic data processing software and system documentation and manuals) relating to the Property.

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     11. All of the Debtors tangible and intangible assets and properties, now existing or hereafter acquired, including, but not limited to, any and all general intangibles and contract rights, whether or not specifically enumerated above relating to the Property.

     12. All accessions to, after-acquired interests in, substitutes for and proceeds and products of (1) through (11) preceding, in whatever form, and all insurance proceeds paid or payable in connection with the loss or damage of any assets of Debtor described in (1) through (12), above.

     DEFINITIONS:

     Deposit Accounts shall mean all demand, time, savings, passbook and other like accounts (including any account evidenced by a certificate of deposit), whether interest-bearing or not, and if interest-bearing then all interest accrued and paid or payable thereon, now or hereafter established and maintained from time to time by Debtor, and all moneys from time to time in any and all such deposit accounts, including all earnings or profits therefrom in the form of interest or otherwise.

     Equipment shall mean and include all of the following, whether now owned or hereafter acquired: Debtors equipment, which includes all goods for use in the Debtors business (including, without limitation, all vehicles, motor vehicles, mobile goods, machinery, furniture and trade fixtures) with all parts, equipment and attachments relating thereto. The Equipment may be located at the business locations for Collateral set forth above but shall be considered Equipment hereunder wherever located.

     Inventory shall mean and include all of the Debtors inventory, whether now owned or hereafter acquired. The Inventory is located at the business locations for Collateral set forth above but shall be considered Inventory wherever located.

     Receivables shall mean and include the following, whether now existing or hereafter arising: all of the Debtors accounts and rights to payment for goods sold or leased or for services rendered, all sums of money due or becoming due with respect thereto, documents, Instruments, contracts or agreements pertaining thereto, all guaranties and security therefor, and including all goods giving rise thereto and the rights pertaining to such goods (e.g., the right of stoppage in transit), and related insurance and proceeds payable with respect to claims thereunder.

                                       -2-

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                        Exhibit 3 to Security Agreement
              dated May 10, 2001, but effective as of May 1, 2001,
            by and between Debtor and Michael Humecki, Secured Party